Exhibit 10.1

FIRST AMENDMENT TO RESTATED LOAN AGREEMENT

THIS FIRST AMENDMENT (“Amendment”) to Restated Loan Agreement dated November 26, 2013, as modified by joinder dated December 12, 2014 (the “Agreement”) is made by and between Fifth Third Bank, an Ohio banking corporation (“Lender”), and Innovative Food Holdings, Inc., a Florida corporation, Food Innovations, Inc., a Florida corporation, Gourmet Foodservice Group, Inc., a Florida corporation, Artisan Specialty Foods, Inc., a Delaware corporation, 4 The Gourmet, Inc., a Florida corporation, Haley Food Group, Inc., a Florida corporation, Gourmet Foodservice Group Warehouse, Inc., a Florida corporation, and Food New Media Group, Inc., a New York corporation (“Borrowers”) and Organic Food Brokers, LLC, a Colorado limited liability company (“Organic” with Organic and 2013 Borrowers herein collectively called “Obligors” in this Amendment) on this May 29, 2015 (“Amendment Date”).

RECITALS:

WHEREAS, the Agreement governs three credit facilities established by Lender, consisting of a term loan in the original principal sum of Five Hundred Forty Six Thousand and 00/100 Dollars ($546,000.00) (“Loan 1”), a term loan in the original principal sum One Million and 00/100 Dollars ($1,000,000.00) (“Loan 2”), and a revolving loan in the maximum principal sum of One Million and 00/100 Dollars ($1,000,000.00) (“Loan 3”); and

WHEREAS, Obligors and Lender have agreed to amend the Agreement to establish a fourth credit facility for Obligors in the principal sum of Nine Hundred Eighty Thousand and 00/100 Dollars ($980,000.00) secured by certain real estate located in the state of Illinois and the personalty associated therewith; and

WHEREAS, Obligors and Lender desire to set forth the mutually agreed upon amended terms and conditions to the Agreement for the additional credit facility.

NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             The following Definitions are hereby amended to add or be redefined:

a. “Commitment Letter” shall include the letter executed May 8, 2015.

b. “Illinois Real Estate Security” shall mean the real property and improvements described on Exhibit 1 to this Amendment.

c. “Illinois Mortgage” shall mean real estate mortgage dated the Amendment Date encumbering the Illinois Real Estate Security.

First Amendment to Restated Loan Agreement
in Favor of Fifth Third Bank, an Ohio banking corporation

d. The definition of “LIBOR Rate” shall remain the same as set forth in the Agreement for Note 1, Note 2 and Note 3, but as to Note 4 only, “LIBOR Rate” shall mean the rate of interest (rounded upwards, if necessary, to the next 1/8 of 1% and adjusted for reserves if Lender is required to maintain reserves with respect to relevant advances) fixed by the ICE Benchmark Administration Limited (or any successor thereto, or replacement thereof, as approved by Lender, each an "Alternate LIBOR Source"), at approximately 11 :00 AM London time (or at the relevant time established by an Alternate LIBOR Source or by Lender), relating to quotations for the one month London InterBank Offered Rates on U.S. Dollar deposits as published on Bloomberg LP (or any successor thereto, or replacement thereof, as approved by Lender, each an "Approved Bloomberg Successor"), or, if no longer provided by Bloomberg LP, such rate as shall be determined in good faith by the Lender from such sources as it shall determine to be comparable to Bloomberg LP (or any Approved Bloomberg Successor) as determined by Lender at approximately 10:00 a.m. Cincinnati, Ohio time on the relevant date of determination.

e. “Loan 4” shall mean the term loan established for Borrowers pursuant to Section 2.1. D.

f. “Loans” shall mean Loan 1, Loan 2, Loan 3, Loan 4 and each other loan governed by this Agreement.  The term “Loan” may refer to any of the Loans, individually.

g. “Loan Documents” shall mean this Agreement, the Notes, any and all Rate Management Agreements, the Guaranty of Organic dated December 12, 2014, the Security Instruments, the Financing Statements, the Loan Commitment Letter, Subordination Agreement, Environmental Agreement dated the Closing Date and all the other documents, agreements, certificates, schedules, statements and opinions, however described, referenced herein or executed or delivered pursuant hereto or in connection with or arising with the Loans or the transactions contemplated by this Agreement

h. “Maturity Date” as to Loan 1, shall mean February 28, 2018, as to Loan 2, shall mean November 26, 2015,  as to Loan 3, shall mean May 26, 2015 and as to Loan 4 shall mean May 29, 2020.

i. “Note 4” shall mean the term note dated the Amendment Date in the original principal sum of Nine Hundred Eighty Thousand and 00/100 Dollars ($980,000.00) and all renewals, modifications, substitutions and consolidations thereto.

j. “Notes” shall mean Note 1, Note 2, Note 3, Note 4 and each other note executed and delivered pursuant to this Agreement.  The term “Note” may refer to any of the Notes, individually.

k. “Security Agreements” shall mean the security agreements dated February 26, 2013 and November 26, 2013 and the Hypothecation Agreement dated December 12, 2014.

l. Security Instruments” shall mean the Mortgage, the Illinois Mortgage, each Collateral Assignment of Rents, each Security Agreement, all Uniform Commercial Code filing statements associated therewith (each hereinafter called a “Filing Statement”), and any and all other documents evidencing a pledge of assets to secure the Indebtedness.

m. “Indebtedness” shall mean any and all debts, obligations, any and all Rate Management Obligations, excluding all Excluded Swap Obligations, and liabilities of Borrower to Lender, arising out of or related to the Loan Documents or otherwise, whether principal, interest, fees, or otherwise, whether now existing or hereafter arising, whether voluntary or involuntary, whether jointly owed with others, whether direct or indirect, absolute or contingent, contractual or tortuous, liquidated or unliquidated, arising by operation of law or otherwise, whether or not from time to time decreased or extinguished and later increased, created or incurred and whether or not renewed, extended, modified, rearranged, restructured, refinanced, or replaced, including without limitation, modifications to interest rates or other payment terms of such debts, obligations or liabilities.

First Amendment to Restated Loan Agreement
in Favor of Fifth Third Bank, an Ohio banking corporation

n. “Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

o. “Excluded Swap Obligation” shall mean, with respect to any guarantor of a Swap Obligation, including the grant of a security interest to secure the guaranty of such Swap Obligation, any Swap Obligation if, and to the extent that, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty or grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Swap Obligation or security interest is or becomes illegal.

p. “Swap Obligation” shall mean any Rate Management Obligation that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, as amended from time to time.

2.             Paragraph A of Section 1.5 is hereby amended to read:

A. Interest on Loan 1 shall, until an Event of Default or maturity, accrue interest at the LIBOR Rate plus 3.0%.  Interest on Loan 2 shall, until an Event of Default or maturity, accrue interest at the LIBOR Rate plus 3.250%.  Interest on Loan 3 shall, until an Event of Default or maturity, accrue interest at the LIBOR Rate plus 4.750%. Interest on Loan 4 shall, until an Event of Default or maturity, accrue interest at the LIBOR Rate plus 2.750%.

3.             Paragraph D of Section 2.1 is hereby added to read:

D.  Loan 4.  Lender agrees, upon the terms and conditions set forth in this Agreement, and in reliance upon the representations and warranties made under the Agreement and this Amendment to loan to Obligors, the amount of Nine Hundred Eighty Thousand and 00/100 Dollars ($980,000.00).  At Closing, Lender shall disburse the entire Loan 4 proceeds for the following purposes and no other:

1.  Reduction of the line of credit balance of Loan 3 by the amount of Nine Hundred Thousand and 00/100 Dollars ($900,000.00);

2. The balance thereof to be used for working capital of Innovative to pay for refrigeration and other up-fit expenses to the Illinois Real Estate Security.

3.  In consideration of Lender making Loan 4 to Obligors, Obligors shall pay to Lender a loan fee of $4,900.00.  Obligors shall further pay all expenses, taxes and fees incurred in connection with the documentation, underwriting and Closing of Loan 4 and this Amendment, including, but not limited to, Lender’s attorney's fees, recording fees, lien search fees, appraisal fees, and other reasonable fees and expenses as may be required.

First Amendment to Restated Loan Agreement
in Favor of Fifth Third Bank, an Ohio banking corporation

4.             SECTION 2.4 Collateral is hereby amended to add sub paragraph 3 to Paragraph A to read:

3.  As Collateral for Loan 4, a first priority perfected lien on the Illinois Real Estate Security and improvements thereon.  In connection with the execution and delivery of the Illinois Mortgage, Obligors shall deliver a commitment for an ALTA mortgagee title insurance policy insuring that the Illinois Real Estate Security is owned by Innovative free and clear of all liens and encumbrances other than the Permitted Encumbrances and insuring the lien of the Illinois Mortgage as a first mortgage lien in the amount of Nine Hundred Eighty Thousand and 00/100 Dollars ($980,000.00).  Obligors shall further reaffirm such Security Agreements as necessary to grant Lender a security interest in the Personal Property located on the Illinois Real Estate Security.

5.             Section 5.14 is hereby amended to read:

SECTION 5.14 Financial Covenants.  On a consolidated basis, Borrowers shall maintain a Fixed Charge Coverage Ratio of no less than 1:20 to 1.00 which shall be tested annually at calendar year end based on Obligors’ consolidated certified public accountant prepared audited financial statements.

6.             Additional Representations, and Warranties of the Obligors. Obligors hereby make the following additional representations and warranties under Article IV, to the Lender:

a.           No Change. Since the Statement Date there has been no material adverse change in the good standing, business, operations, assets, or financial or other condition of Obligors except as specifically disclosed to Lender in writing or in financial statements delivered by Obligors to Lender since the Statement Date. Since the Statement Date, no Obligor has entered into, incurred, or assumed any long-term debt, mortgages, material leases or oral or written commitments, nor commenced any significant project, nor made any purchase or acquisition of any significant property other than the Illinois Real Estate Security and other assets disclosed to Lender in writing.
b.           No Legal Bar. The execution, delivery, and performance of the Loan Documents and specifically this Amendment and the documents associated with Loan 4 and the borrowing hereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of any Obligor.

c.           No Material Litigation. That there is no litigation, investigation, or proceeding (including, without limitation, claims arising out of violation of any Environmental Laws or improper use or disposal of any Hazardous Substances) of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Obligor threatened by or against any Obligor, or against any of such parties' properties or revenues which is likely to be adversely determined and which, if adversely determined, is likely to have a material adverse effect on the business, operations, property, or financial or other condition of such Obligor.

First Amendment to Restated Loan Agreement
in Favor of Fifth Third Bank, an Ohio banking corporation

d.           Taxes.

(i)  Each Obligor has filed or caused to be filed all tax returns that are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against them or any of their property other than taxes that are being contested in good faith by appropriate proceedings and as to which such Obligor has established adequate reserves.

(ii)           Lender and Obligors believe that since Note 4 is not secured by Florida real estate, the documentary stamp tax due under Florida law in connection with Note 4 is limited to the amount of $2,450.00 pursuant to §201.08 (1) of the Florida Statutes (2015) (“Maximum Tax”).  Obligors, jointly and severally, warrant that they will pay to the Lender, its successors and assigns, all sums of money, with interest at the rate equal to the Default Rate, which the Lender shall or may advance, pay or cause to be paid, or become liable to pay, on account of or in connection with the failure to pay any documentary stamp taxes on Note 4 in excess of the Maximum Tax (herein “Taxes”) and any interest and penalties associated with such Taxes.  Obligors will make such payment to the Lender within ten (10) days of Lender's demand therefore, whether Lender shall have paid out such sum, or any part thereof or not.  Upon receipt of such payment by the Lender, the Lender agrees to remit such payments to the appropriate Governmental Authority, if not previously paid.  In any accounting which may be had between the Lender and Obligors, Lender shall be entitled to charge for any and all disbursements in and about the matters herein contemplated made by it in good faith, under the belief that it is or was liable for the Taxes so assessed.  Obligors waive any defense to an action by Lender to enforce payment of Loan 4 and collection of any Indebtedness based upon nonpayment of any documentary stamp tax on Loan 4.

e.           Assets. Each Obligor has good and marketable title to all property and assets reflected in the most current Financial Statements, except property and assets sold or otherwise disposed of in the ordinary course of business subsequent to the respective dates thereof. No Obligor has any outstanding liens on any of their properties or assets nor are there any security agreements to which either of them is a party, or title retention agreements, whether in the form of leases or otherwise, of any personal property except as reflected in the most current Financial Statements.

7.             Each Obligor acknowledges that they have no claims of offset or defenses to the Indebtedness and hereby confirm that there has been no Event of Default under the Agreement or any other Loan Document. Each Obligor waives any and all claims of offset or defenses to the Loan Documents and the Indebtedness as a condition to the extension of the additional credit represented by Loan 4 by Lender hereunder.

8.             These covenants shall be deemed supplemental to the covenants contained within the Agreement unless they expressly conflict with such covenants in which event these provisions shall prevail.

9.             This Amendment may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

First Amendment to Restated Loan Agreement
in Favor of Fifth Third Bank, an Ohio banking corporation

10.           In all other respects, Obligors and Lender hereby ratify and confirm the terms and conditions of the Agreement.

IN WITNESS WHEREOF, the parties have executed or caused theses presents to be executed this May 29, 2015.

Signed Sealed and Delivered in the
Presence of:

Witness as to Borrower Witness as to Borrower	Innovative Food Holdings, Inc., a Florida corporation
By: Justin Wiernasz, its President

Witness as to Borrower Witness as to Borrower	Food Innovations, Inc., a Florida corporation
By: Justin Wiernasz, its President

Witness as to Borrower Witness as to Borrower	Gourmet Foodservice Group, Inc., a Florida corporation
By: Justin Wiernasz, its President

Witness as to Borrower Witness as to Borrower	Artisan Specialty Foods, Inc., a Delaware corporation
By: Justin Wiernasz, its President

Signatures continue on next succeeding page

First Amendment to Restated Loan Agreement
in Favor of Fifth Third Bank, an Ohio banking corporation

Witness as to Borrower Witness as to Borrower	4 The Gourmet, Inc., a Florida corporation
By: Justin Wiernasz, its President

Witness as to Borrower Witness as to Borrower	Haley Food Group, Inc., a Florida corporation
By: Justin Wiernasz, its President

Witness as to Borrower Witness as to Borrower	Gourmet Foodservice Group Warehouse, Inc., a Florida corporation.
By: Justin Wiernasz, its President
Witness as to Borrower Witness as to Borrower	Food New Media Group, Inc., a New York corporation
By: Justin Wiernasz, its President

Witness as to Organic Witness as to Organic	Organic Food Brokers, LLC, a Colorado limited liability company By: Justin Wiernasz, its President

Signatures continue on next succeeding page

First Amendment to Restated Loan Agreement
in Favor of Fifth Third Bank, an Ohio banking corporation

Witness as to Lender Witness as to Lender	Lender:
Fifth Third Bank, an Ohio banking corporation,

By: _______________________
Timothy J. Reiter, Vice President

First Amendment to Restated Loan Agreement
in Favor of Fifth Third Bank, an Ohio banking corporation

Exhibit “1”

PARCEL 1

THE NORTH 194.0 FEET OF THE SOUTH 630 FEET OF THE WEST 300 FEET OF THAT PART OF THE EAST 1/2 OF THE NORTHEAST 1/4 OF SECTION 21, TOWNSHIP 39 NORTH, RANGE 12, EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING EAST OF AND ADJOINING THE EASTERLY RIGHT OF WAY LINE OF THE INDIANA HARBOR BELT RAILROAD COMPANY, IN COOK COUNTY, ILLINOIS.
Together with Easement 13.5 feet in width over Grantor’s legal description as Exhibit 1-A as depicted on Exhibit 1-B attached.

P.I.N.:  15-21-202-066-0000

Common Address:  2528 South 27th Avenue, Broadview, Illinois

First Amendment to Restated Loan Agreement
in Favor of Fifth Third Bank, an Ohio banking corporation

EXHIBIT 1-A

LEGAL DESCRIPTION OF THE GRANTOR PROPERTY

THE NORTH 150 FEET OF THE SOUTH 780 FEET OF THE WEST 300 FEET OF THAT PART OF THE EAST ½ OF THE NORTHEAST ¼ OF SECTION 21, TOWNSHIP 39 NORTH, RANGE 12, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS WHICH LIES EAST OF THE EAST RIGHT OF WAY LINE OF THE INDIANA HARBOR RAILROAD COMPANY, IN COOK COUNTY, ILLINOIS.

Commonly known as : 2500 South 27th Avenue, Broadview, Illinois 60155

PIN: 15-21-202-072-0000

First Amendment to Restated Loan Agreement
in Favor of Fifth Third Bank, an Ohio banking corporation

EXHIBIT 1-B

DRAWING OF EASEMENT PREMISES

First Amendment to Restated Loan Agreement
in Favor of Fifth Third Bank, an Ohio banking corporation